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                                                                  Exhibit 10.12

                                        CONFIDENTIAL TREATMENT REQUESTED
                                        UNDER 17 C.F.R. SECTIONS 200.80 (B)(4),
                                        200.83 AND 230.406



            CONTRACT FOR PURCHASE AND SALE OF EQUIPMENT AND SERVICES

     This Contract for Purchase and Sale of Equipment and Services (the Contract is made and entered into as of this 28th day of December, 1999 (the Effective Date) by and between Zero Mountain Cold Storage, an Arkansas Corporation (the Buyer) and Titan Scan Corp., a Delaware Corporation (the seller) with reference to the following recitals of fact.

     RECITALS:

     A. Buyer is a cold storage facility owner and point of distribution for poultry and other products.

     B. Seller is a Delaware corporation engaged in the business of designing, manufacturing, selling, installing, operating and servicing product pasteurization and sterilization equipment and systems, including electron beam and x-ray equipment and systems.

     C. Buyer has agreed to purchase from Seller, and Seller has agreed to sell to Buyer, an x-ray system to be used by Buyer for pasteurizing sterilizing poultry and food products. Buyer has also agreed to purchase from Seller, and Seller has agreed to sell to Buyer, all additional equipment and systems required by Buyer on the terms and conditions contained in this Contract.

     D. The parties are desirous of documenting their understanding of the terms and conditions which will govern the purchase and sale transactions contemplated herein.

     NOW, THEREFORE, the parties agree as follows:

     1. EQUIPMENT PURCHASED

     Upon the terms, and subject to the conditions set forth in this Contract, Seller shall sell, transfer, assign, convey and deliver to Buyer, for the purchase price specified in paragraph 2, below, one (1) SUREBEAM x-ray food cold pasteurization sterilization system (the "System"). The System will conform in all respects to the Final specifications which will be completed and delivered to Buyer and be capable of meeting all USDA, and FDA specifications regarding food irradiation on or before the date established in paragraph 2.1 of this Contract for payment of the first installment payment in accordance with this Contract. Buyer's consent shall not be unreasonably delayed or withheld. Below is a summary of the preliminarily agreed upon System components. The Buyer and the Seller will work together after execution of this agreement and jointly prepare a detail System specifications list:


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     IN WITNESS WHEREOF, the parties hereto have executed this Contract as of the effective date that is first set forth above. As Amended by Eric DeMarco and Mark Rumsey.


                                      ZERO MOUNTAIN COLD STORAGE


                                      By: /s/ Mark Rumsey
                                         ---------------------------------------
                                              Mark Rumsey, President and CEO


                                      TITAN SCAN CORP.


                                      By: /s/ Eric DeMarco
                                         ---------------------------------------


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            CONTRACT FOR PURCHASE AND SALE OF EQUIPMENT AND SERVICES

     This Contract for Purchase and Sale of Equipment and Services (the Contract is made and entered into as of this 28th day of December, 1999 (the Effective Date) by and between Zero Mountain Cold Storage, an Arkansas Corporation (the Buyer) and Titan Scan Corp., a Delaware Corporation (the seller) with reference to the following recitals of fact.

     RECITALS:

     A. Buyer is a cold storage facility owner and point of distribution for poultry and other products.

     B. Seller is a Delaware corporation engaged in the business of designing, manufacturing, selling, installing, operating and servicing product pasteurization and sterilization equipment and systems, including electron beam and x-ray equipment and systems.

     C. Buyer has agreed to purchase from Seller, and Seller has agreed to sell to Buyer, an x-ray system to be used by Buyer for pasteurizing sterilizing poultry and food products. Buyer has also agreed to purchase from Seller, and Seller has agreed to sell to Buyer, all additional equipment and systems required by Buyer on the terms and conditions contained in this Contract.

     D. The parties are desirous of documenting their understanding of the terms and conditions which will govern the purchase and sale transactions contemplated herein.

     NOW, THEREFORE, the parties agree as follows:

     1. EQUIPMENT PURCHASED

     Upon the terms, and subject to the conditions set forth in this Contract, Seller shall sell, transfer, assign, convey and deliver to Buyer, for the purchase price specified in (1) SUREBEAM x-ray food cold pasteurization sterilization system (the "System"). The System will conform in all respects to the Final specifications which will be completed and delivered to Buyer and be capable of meeting all USDA, and FDA specifications regarding food irradiation on or before the date established in paragraph 2.1 of this Contract for payment of the first installment payment in accordance with this Contract. Buyer's consent shall not be unreasonably delayed or withheld. Preliminary and Final Specifications are hereinafter referred to collectively as "Equipment Specifications" and will be jointly determined by Buyer and Seller:

         1. Electron Accelerator System and Controls;


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         2. All required product conveyors;

         3. Equipment assembly;

         4. Equipment status and validation;

         5. Dosimetry equipment: maintenance training and operating training;

         6. All necessary x-ray targets;

         7. Control system;

         8. All required System software; and

         9. All reasonable, customary Systems engineering.

         Seller shall also sell, transfer, assign, convey and deliver to Buyer all non-proprietary, non-confidential System documentation, including, without limitation, recommended spare parts list, service and maintenance schedules, as-built drawings and schematics, and operations, training, service and/or repair manuals (the "System Documentation").

     2. PURCHASE PRICE

     [...***...], the base purchase price [...***...] to be paid by Buyer to Seller for the System shall be [...***...] dollars. [...***...](the "Purchase Price"). The parties acknowledge that the Purchase Price is a "fixed fee" which is deemed to include all sales and similar taxes, payment for all delivery, transportation, installation, assembly, calibration, testing, validation, and certification costs and expenses, as well as the provision of all services incident thereto, all in accordance with the Equipment Specifications.

     2.1 PAYMENT OF PURCHASE PRICE

     The Purchase Price to paid by Buyer to Seller for the System shall be paid in installments in accordance with the following payment schedule:

     FIRST PAYMENT:        [...***...] of the Purchase Price upon the
                           [...***...].


                       *Confidential Treatment Requested
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     SECOND PAYMENT:       [...***...] of the Purchase Price upon the
                           expiration of [...***...] from the due date for the first payment.

     THIRD PAYMENT:        [...***...] of the Purchase Price upon the
                           expiration of [...***...] from the due date for the second payment.

     FOURTH PAYMENT:       [...***...] of the Purchase Price upon the
                           expiration of [...***...] from the due date for the third payment.

     FINAL PAYMENT:        [...***...] of the Purchase Price shall be paid
                           either upon the expiration of [...***...] from the due date of the forth payment, or acceptance of the System by Buyer in accordance with paragraph 4 below, whichever date is later, provided however, that the Final Payment shall be made by Buyer to Seller no later than [...***...] so long as delivery and/or acceptance of the System has not been delayed due to circumstances beyond Seller's control.

     3. DELIVERY OF SYSTEM

     3.1 TIME OF DELIVERY

     The parties anticipate that once this Contract is executed, it will take [...***...] from the date Buyer obtains the [...***...] to commence and complete the Equipment Specifications and manufacture of the System. Seller agrees to use commercially reasonable efforts to complete the System during this time period, deliver it to Buyer, install it at Buyer's facilities, and render it operational. Prior to the date Seller has completed the manufacture of the System, Buyer and Seller shall agree, in writing, on the date for delivery for the System to Buyer's facilities.

     3.2 PLACE OF DELIVERY

     Prior to the date Seller has completed the manufacture of the System, Buyer shall specify, in writing, the location to which Seller shall deliver the System. Seller shall thereafter deliver this System F.O.B. at the location so identified by Buyer.

     4. INSTALLATION

     Upon delivery of the System, Seller shall properly assemble and install the System and all components therof, at Buyer's facilities. Prior to Buyer's acceptance, Seller shall also do all of the following:

          a. Properly calibrate and test the System, and all components thereof, to ensure that it is operating properly and within acceptable tolerances in accordance with the Equipment Specifications;

          b. Obtain, or provide Buyer with all necessary information and/or documentation necessary for obtaining, all required federal, state, local and/or other governmental approvals, licenses


                    *Confidential Treatment Requested
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and/or certifications required for the operation of the System, and its components:

          c. Provide to Buyer, and its employees, the training as set forth in the Equipment Specifications, in the proper use and operation of the System, and each of its components, such that Buyer can properly operate the System independently and without the continued assistance of Seller.

          d. Deliver to Buyer all System Documentation as required under paragraph 1 of this Contract.

     The System shall be deemed accepted by Buyer upon performance by Seller of items a-d of this Section 4, provided Seller is not in material breach of any other term of this Contract.

     5. RISK OF LOSS

     The risk of loss, injury or destruction of the System, its components, machinery, equipment and materials, from any cause whatsoever, shall be born by the Seller until delivery to Buyer's facilities in accordance with paragraph 3.2 of this Contract.

     6. WARRANTIES

     6.1 SELLER'S WARRANTIES

     Seller warrants that the System, and each of its components, will be free from any defects in design, materials and workmanship for a period of [...***...] (hereinafter the "Warranty Period") from the date of acceptance of the System by the Buyer or [...***...] from the date of delivery of the System, whichever first occurs. Seller further warrants that the System will function in accordance with the Equipment Specifications, and that the System will conform in all particulars to the requirements of any federal, state or local governmental rule, regulation or standard governing the operation or use of the System, including, without limitation, rules and regulations promulgated by the United States Department of Agriculture. THE ABOVE WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, AND SELLER SPECIFICALLY WARRANTIES THIS EQUIPMENT FOR MERCHANT ABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

     Notwithstanding anything to the contrary, in no event shall Seller's liability arising out of or in connection with Seller's performance under this Contract exceed the Purchase Price.

     6.2 REPAIR OBLIGATION

     Promptly upon receipt of written notification from Buyer, Seller shall inspect the equipment. If,


                    *Confidential Treatment Requested
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in Seller's opinion, there is a defect in design, materials or workmanship covered by Seller's Warranty, then Seller shall repair or replace, at its election, without cost or expense to Buyer, such defects in design, materials or workmanship.

     7. [...***...] SEE ATTACHMENT:


     7.1 [...***...] SUPPLIER

     Except as set forth in paragraphs 7.2 and paragraph 8 hereof, Buyer agrees that Seller shall be Buyer's [...***...] source for electron beam x-ray or ionizing energy sterilization equipment, systems and Services. For purposes of this Contract, the term "Services" shall mean and refer to those services identified in paragraph 8 of this Contract.

     7.2 EXCEPTIONS TO [...***...] SUPPLIER PROVISIONS

     Buyer shall not purchase or otherwise obtain from [...***...] any electron beam and/or x-ray technology product pasteurization or sterilization equipment, systems or Services including but not limited to cobalt, cesium or any ionizing radiation products unless:

          a. Seller is (i) in material breach of any of the terms of this Contract, or the Operating Agreement, which is being executed concurrently with this Contract; and (ii) Seller fails to cure such breach within a reasonable time of receipt of notice from Buyer.

          b. Seller becomes insolvent or seeks protection, voluntarily or involuntarily, under the Bankruptcy Laws;

          c. Seller ceases business, or ceases planning, designing, manufacturing, installing, operating, repairing or maintaining irradiation equipment and systems;

          d. Buyer requires irradiation equipment and/or systems (a) of a type, size, configuration, capacity, performance or power not manufactured or sold by Seller and/or (b) within a reasonable time frame, Seller fails to provide such equipment and/or systems.

     8. ADMINISTRATIVE, CUSTOMER SUPPORT AND OTHER SERVICES

     Upon the written request of Buyer, Seller shall provide to Buyer administrative, accounting and other customer support functions and technical services (hereinafter "Services") in connection with the


                   * Confidential Treatment Requested
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operation of Buyer's business and the System.

     Any such Services that will be provided By Seller to Buyer at Seller's cost are set forth in Exhibit C attached hereto.

     The Services set forth in Exhibit D are those Services that Buyer shall obtain exclusively from Seller. Buyer shall not procure or arrange for such Services from any supplier other than Buyer. Such Services set forth in Exhibit D shall be provided by Seller to Buyer at Buyer's expense at terms and conditions to be set forth in a separate written agreement between the parties. That separate agreement will set forth all details of such Services including, without limitation, the type, cost and quantity of such Services.

     9. TERMINATION

     This Contract, and the parties' duties and obligations hereunder, may terminated for cause by either party, upon the occurrence of one or more of the following events:

          a. The other party becomes insolvent or seeks protection, voluntarily or involuntarily, under the Bankruptcy Laws;

          b. The other party is in default of any material provision of this Contract and such default has not been Promptly commenced and diligenctly completed within a reasonable time after receipt of notice thereof;

          c. Buyer fails to make payment [...***...] pursuant to the terms hereof on the due date and such delinquency is not cured within [...***...].

     10. INDEMNITY

          a. Buyer shall indemnify and hold Seller harmless and will, upon request, defend Seller against all actions, proceedings, claims, demands, suits, outlays, damages or expenses, including reasonable attorneys fees and other costs that may be assessed against Seller, arising out of the acts or omissions of Buyer, its representatives, agents or employees.

          b. Seller shall indemnify and hold Buyer harmless and will, upon request, defend Buyer against all actions, proceedings, claims, demands, suits, outlays, damages, or expenses, including reasonable attorneys fees and other costs that may be assessed against Buyer arising out of the acts or


                   * Confidential Treatment Requested
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omissions of Seller, its representatives, agents or employees.

        c. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

    11. CONFIDENTIALITY

    The parties anticipate that both Buyer and Seller may learn confidential and proprietary information of the other as a consequence of the transactions contemplated by this Contract. The parties therefore agree, on behalf of themselves, their agents, employees, parents, subsidiaries, officers, directors, and all other persons acting on or for their behalf, to keep all proprietary information confidential and to not disclose such information, either directly or indirectly, to any third party, or to use any such proprietary information for any purpose other than performance of this Contract without the prior written authorization from an authorized representative of the appropriate party. For purposes of this Contract, the information described below shall not be deemed Confidential or Proprietary
Information:

          a. Information that either party knows about the other prior to the execution of this Contract;

          b. Information that is publicly known, or becomes publicly known, through no breach by either party to this Contract; and

          c. Information that is rightfully obtained by either party from any third party who has no duty of confidentiality under this Contract.

    The parties mutually agree to take all necessary steps, and to prepare and execute all documents necessary, to protect and prohibit the disclosure of confidential information under this paragraph.

    12. ASSIGNMENT AND/OR DELEGATION

    Neither this Contract, nor any right, obligation or duty hereunder of either party, may be assigned to, or assumed or performed by, any third party without the prior written consent of the other party. Any purported assignment or delegation made without compliance with the requirements of this paragraph 13 shall be wholly void and ineffective for all purposes.

    13. INTEGRATION

    This Contract sets forth the entire agreement and understanding of the parties with respect to transactions contemplated hereby and supercedes any and all prior contracts, agreements and understandings of the parties relating to the subject matter hereof. No representation, promise or statement of intention has been made by any party to the other which is not embodied in this Contract.

    14. AMENDMENT/WAIVER

    This Contract may only be amended, modified, superceded or canceled, and any of the terms, representations, warranties, covenants and conditions may be waived, only by an instrument in writing executed by the parties, or in the case of a waiver, by the party waiving compliance.

    15. FORCE MAJEURE

    If any party is unable to carry out its obligation under this Contract because of force majeure, the parties agree to suspend performance until the event creating the force majeure is over. For purpose of this Contract, force majeure includes, but is not limited to, storms, floods, earthquakes, acts of God, the acts of civil or military authority, quarantine restrictions, riots, strikes, fires, lock-outs, labor disputes, commercial impossibility, explosions and bombings, the inability to obtain permits or other governmental approvals, or because of any other cause or causes beyond the reasonable control of the party seeking to be excused from performance. The party who is unable to perform because of a force majeure agrees to resume performance of its obligations under this Contract upon the termination of the event or events which excused performance.

    16. NOTICES

    All notices, requests, demands and other communications which are required or permitted to be given under this Contract shall be in writing and shall be deemed to have been duly given upon delivery if delivered personally, or two (2) days after mailing by registered or certified mail, return receipt requested, postage prepaid as follows:

          1. If to Buyer:     Zero Mountain Cold Storage
                              8425 Hwy 45 South
                              Fort Smith, AR 72906

          2. If to Seller:    Titan Scan Corp.
                              3033 Science Park Road
                              San Diego, California 92121
or to such person or address as any party shall have specified by notice in writing, to other parties hereto.

    17. INTERPRETATION

    This Contract shall be governed by and construed in accordance with the laws of the State of California.

    18. SEVERABILITY

    The invalidity or unenforceability of any provision of this Contract shall not affect the validity or enforceability of any other provision contained herein.

    19. ARBITRATION

    Except as otherwise provided in the Agreement, any controversy between the parties arising out of this Agreement shall be submitted to the American Arbitration Association for arbitration in San Diego, California. The costs of arbitration, including any American Arbitration Association administration fee, the arbitrator's fee, and costs for use of facilities during the hearings, shall be borne equally by the parties to the arbitration.
Attorney's fees may be awarded to the prevailing or most prevailing party at the discretion of the arbitrator. The provisions of Sections 1282.6, 1283 and 1283.05 of the California Code of Civil Procedure apply to the arbitration. The arbitrator shall not have any power to alter, amend, modify or change any of the terms of this Agreement not to grant any remedy which is either prohibited by the terms of this Agreement, or not available in a court of law.

    20. EXISTING DEBT OBLIGATION

    Since the buyer is currently under obligations to The Metropolitan Life Insurance Company with [...***...].

    21. JOINT VENTURES

    The buyer and seller agree to form a limited liability corporation which will be the buyer of this system. This company will have the right of first refusal to provide food pasteurization services to warehouses or distributors of refrigerated food products.


                   * Confidential Treatment Requested
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     IN WITNESS WHEREOF, the parties hereto have executed this Contract as of the effective date that is first set forth above.


                                       ZERO MOUNTAIN COLD STORAGE


                                       By: /s/ Mark Rumsey
                                          ----------------------------------
                                          Mark Rumsey, President and CEO


                                       TITAN SCAN CORP.


                                       By: /s/ Eric DeMarco
                                          ----------------------------------
                                          Eric DeMarco